EXHIBIT 10.13


                               Date 30 August 2006


                             PROSPERO MARITIME INC.
                                   as Borrower


                                      -and-


                                     CALYON
                                    as Lender




                ------------------------------------------------

                                 LOAN AGREEMENT

                ------------------------------------------------

                      relating to a US$15,500,000 facility
                   to finance part of the acquisition cost of
                     m.v. "TORM TEKLA" (tbn ARISTIDES N.P.)


                            WATSON, FARLEY & WILLIAMS
                                     Piraeus

                                      INDEX

CLAUSE                                                                     PAGE


1          INTERPRETATION                                                  1

2          FACILITY                                                       12

3          DRAWDOWN                                                       12

4          INTEREST                                                       12

5          INTEREST PERIODS                                               13

6          DEFAULT INTEREST                                               14

7          REPAYMENT AND PREPAYMENT                                       14

8          CONDITIONS PRECEDENT                                           15

9          REPRESENTATIONS AND WARRANTIES                                 16

10         GENERAL UNDERTAKINGS                                           18

11         CORPORATE UNDERTAKINGS                                         21

12         INSURANCE                                                      22

13         SHIP COVENANTS                                                 26

14         SECURITY COVER                                                 29

15         PAYMENTS AND CALCULATIONS                                      30

16         APPLICATION OF RECEIPTS                                        31

17         APPLICATION OF EARNINGS                                        32

18         EVENTS OF DEFAULT                                              33

19         FEES AND EXPENSES                                              37

20         INDEMNITIES                                                    38

21         NO SET-OFF OR TAX DEDUCTION                                    39

22         ILLEGALITY, ETC                                                40

23         INCREASED COSTS                                                40

24         SET-OFF                                                        41

25         TRANSFERS AND CHANGES IN LENDING OFFICE                        42

26         VARIATIONS AND WAIVERS                                         43

27         NOTICES                                                        43

28         SUPPLEMENTAL                                                   44

29         LAW AND JURISDICTION                                           45

SCHEDULE 1  DRAWDOWN NOTICE                                               46

SCHEDULE 2  CONDITION PRECEDENT DOCUMENTS                                 47

EXECUTION PAGE                                                            49

LOAN AGREEMENT made on                     August 2006

BETWEEN

(1) PROSPERO MARITIME INC., a corporation incorporated in the Republic of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the "Borrower"); and

(2) CALYON, acting through its office at 9 Quai du President Paul Doumer, 92400 Courbevoie, La Defense, Paris, France (the "Lender").

WHEREAS the Lender has agreed to make available to the Borrower a loan facility of the lesser of (a) US$15,500,000, (b) 66 per cent. of the purchase price of m.v. "TORM TEKLA" (tbn ARISTIDES N.P.) (the "Ship") and (c) 66 per cent. of the market value of the Ship on the Drawdown Date (determined by the valuation of the Ship referred to at paragraph 7 of Schedule 2, Part A) for the purpose of financing part of the acquisition cost of the Ship.

IT IS AGREED as follows:

1      INTERPRETATION

1.1    Definitions. Subject to Clause 1.5, in this Agreement:

       "Accounting Information" means the annual audited accounts of the Borrower referred to in Clause 10.6(a), the annual audited consolidated accounts of the Group referred to in Clause 10.6(b) or the quarterly unaudited accounts of each of the Borrower and the Group referred to in Clause 10.6(c) (as the context may require);

       "Accounts Pledge" means a deed creating security in respect of the Operating Account and the Retention Account in such form as the Lender may approve or require;

       "Approved Manager" means, Eurobulk S.A. a corporation incorporated in the Republic of Liberia and having a place of business at Aethrion Center, 40 Ag. Konstantinou Street, Maroussi 151 24, Athens, Greece or any other company which the Lender may approve from time to time as the manager of the Ship;

       "Asset Cover Ratio" means, on each Margin Calculation Date, the ratio (expressed as an percentage) of (i) the Market Value of the Ship to (ii) the Loan (after deducting any repayment instalment paid on that Margin Calculation Date);

       "Availability Period" means the period commencing on the date of this Agreement and ending on:

       (a) 30 September 2006 (or such later date as the Lender may agree with the Borrower); or

       (b)    if  earlier,  the date on which the Loan is fully  borrowed or the
              Lender's   obligation   to  advance  the  Loan  is   cancelled  or
              terminated;

       "Borrower" means Prospero Maritime Inc., a corporation incorporated in the Republic Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands;

       "Business Day" means a day on which banks are open in London and Paris and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

       "Charter" means any charter in respect of the ship which exceeds, or is capable of exceeding 12 months in duration;

       "Charter Assignment" means in relation to any Charter, an assignment of the rights of the Borrower under that Charter in such form as the Lender may approve or require;

       "Contractual Currency" has the meaning given in Clause 20.5;

       "Corporate Guarantee" means the guarantee by the Corporate Guarantor of the obligations of the Borrower under this Agreement and the Finance Documents in such form as the Lender may approve or require;

       "Corporate Guarantor" means Euroseas Ltd. a corporation incorporated in the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands in its capacity as Corporate Guarantor;

       "Dollars" and "$" means the lawful currency for the time being of the United States of America;

       "Drawdown Date" means the date requested by the Borrower for the Loan to be advanced, or (as the context requires) the date on which the Loan is actually advanced;

       "Drawdown Notice" means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

       "Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Ship, including (but not limited to):

       (a) all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

       (c) all moneys which are at any time payable under Insurances in respect of loss of earnings; and

       (d) if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (c) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

       "Environmental Claim" means:

       (a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Law;

       (b) any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

              and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

       "Environmental Incident" means:

       (a)    any release of  Environmentally  Sensitive Material from the Ship;
              or

       (b) any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship or the Borrower and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

       (c) any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

       "Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

       "Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

       "Event of Default" means any of the events or circumstances described in Clause 18.1;

       "Finance Documents" means:

       (a)    this Agreement;

       (b)    the Corporate Guarantee;

       (c)    the General Assignment;

       (d)    any Charter Assignment;

       (e)    the Mortgage;

       (f)    the Master Agreement;

       (g)    the Master Agreement Assignment;

       (h)    the Accounts Pledge;

       (i)    the Negative Pledge;

       (j)    the Manager's Undertaking; and

       (k) any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the documents referred to in this definition;

       "Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

       (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

       (b) under any loan stock, bond, note or other security issued by the debtor;

       (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

       (d)    under  a  financial  lease,  a  deferred  purchase   consideration
              arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

       (e) under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

       (f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

       "Financial Year" means, in relation to each of the Borrower and the Group, each period of 1 year commencing on 1 January in respect of which its audited Accounting Information is or ought to be prepared;

       "General Assignment" means a general assignment of the Earnings, the Insurances and any Requisition Compensation in such form as the Lender may approve or require;

       "Group" means the Borrower, the Corporate Guarantor and all subsidiaries of the Corporate Guarantor from time to time during the Security Period and "member of the Group" shall be construed accordingly;

       "Insurances" means:

       (a) all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to the Ship; and

       (b) all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

       "Interest Period" means a period determined in accordance with Clause 5;

       "ISM Code" means in relation to its application to the Borrower, the Approved Manager, the Ship and its operation:

       (a) 'The International Management Code for the Safe Operation of Ships and for Pollution Prevention', currently known or referred to as the 'ISM Code', adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS
              1974); and

       (b) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations' produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

       "ISM Code Documentation" includes, in relation to the Ship:

       (a)    the document of compliance (DOC) and safety management certificate
              (SMC) issued pursuant to the ISM Code in relation to the Ship within the periods specified by the ISM Code; and

       (b) all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require; and

       (c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Ship's compliance or the compliance of the Borrower with the ISM Code which the Lender may require;

       "ISM SMS" means, in relation to the Ship, the safety management system which is required to be developed, implemented and maintained by the Borrower under the ISM Code;

       "ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924 (22) of the International Maritime Organisation ("IMO") adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004;

       "ISPS Code Documentation" includes:

       (a) the International Ship Security Certificate issued pursuant to the ISPS Code in relation to the Ship within the period specified in the ISPS Code; and

       (e) all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Lender may require;

       "Lender" means:

       (a) Calyon, acting through its branch at 9 Quai du President Paul Doumer, 92400 Courbevoie, La Defense, Paris, France (or through another branch notified to the Lender under Clause 25.6) or its direct or indirect successor;

       (b)    a  direct  or  indirect   assignee  of  such  bank  or   financial
              institution or of a successor of it; or

       (c) a direct or indirect successor of an assignee such as is mentioned in (b), unless any of the foregoing has assigned all its rights, and novated all its obligations and liabilities, under the Finance Documents;

       "LIBOR" means, for an Interest Period, the rate per annum determined by the Lender to be the rate at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at the Lender's request at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

       "Loan" means the principal amount of the borrowing by the Borrower under this Agreement being in an amount of up to $15,500,000 or, as the context may require, the principal amount for the time being outstanding under this Agreement;

       "Major Casualty" means, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $350,000 or the equivalent in any other currency;

       "Management Agreement" means the agreement (a certified true copy of which has been delivered to the Lender) made between the Approved Manager and the Borrower in respect of the management of the Ship;

       "Manager's Undertaking" means the undertaking referred to in paragraph 3(a) of Part B of Schedule 2 in such form as the Lender may approve or require;

       "Margin" means:

       (a) (i) at all times until the first Margin Calculation Date (ii) at all times after the first Margin Calculation Date when the Asset Cover Ratio is equal to or higher than 150 per cent., 0.90 per cent. per annum; and

       (b) at all times when the Asset Cover Ratio is less than 150 per cent., 1.10 per cent. per annum;

       "Margin  Calculation  Date" has the meaning  given to that term in Clause
       4.7;

       "Market Value" means the market value of the Ship at any date determined in accordance with Clause 14.5;

       "Master Agreement" means the master agreement (on the 1992 ISDA (Multicurrency - Crossborder) form) made or to be made between the Borrower and the Lender and includes all Transactions from time to time entered into and Confirmations from time to time exchanged thereunder;

       "Master  Agreement   Assignment"  means  the  assignment  of  the  Master
       Agreement by the Borrower in such form as the Lender may approve or require;

       "Master  Agreement   Liabilities"   means,  at  any  relevant  time,  all
       liabilities actual or contingent, present or future, of the Borrower to the Lender under the Master Agreement;

       "MOA" means a memorandum of agreement dated 21 July 2006 (and any amendments or supplements thereto) and entered into between the Seller and the Borrower in respect of the sale and purchase of the Ship for a purchase price of $23,460,000;

       "Mortgage" means the first preferred Marshall Islands ship mortgage in respect of the Ship in such form as the Lender may approve or require;

       "Negative Pledge" means the negative pledge in respect of the whole of the issued share capital of the Borrower in such form as the Lender may approve or require;

       "Net Income" means, in relation to each Financial Year of the Borrower, the aggregate income of the Borrower appearing in the Accounting Information of the Borrower for that Financial Year as determined in accordance with US GAAP consistently applied;

       "Operating Account" means an account in the name of the Borrower with the Lender designated "Prospero Maritime Inc. - Operating Account" or any other account (with that or another office of the Lender) which is designated by the Lender as the Operating Account for the purposes of this Agreement;

       "Payment Currency" has the meaning given in Clause 20.5;

       "Pertinent Jurisdiction", in relation to a company, means:

       (a)    England and Wales;

       (b) the country under the laws of which the company is incorporated or formed;

       (c) a country in which the company's central management and control is or has recently been exercised;

       (d) a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

       (e) a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

       (f) a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

       "Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

       "Relevant Person" has the meaning given in Clause 18.8;

       "Repayment Date" means a date on which a repayment is required to be made under Clause 7;

       "Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph
       (b) of the definition of "Total Loss";

       "Retention Account" means an account in the name of the Borrower with the Lender in Paris designated "Prospero Maritime Inc. - Retention Account" or any other account (with that or another office of the Lender) which is designated by the Lender as the Retention Account for the purposes of this Agreement;

       "Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

       "Security Interest" means:

       (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

       (b) the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

       (c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

       "Security Party" means the Approved Manager, the Corporate Guarantor and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of "Finance Documents";

       "Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:

       (a) all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;

       (b) no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

       (c) neither the Borrower nor any Security Party has any future or contingent liability under Clause 19, 20 or 21 below or any other provision of this Agreement or another Finance Document; and

       (d) the Lender, in its reasonable judgement, does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

       "Seller" means A/S Dampskibsselskabet TORM a company incorporated under the laws of Denmark;

       "Ship" means the 1993-built fully cellular container vessel of 69,268 metric tons deadweight presently registered in the ownership of the Seller under NIS flag with the name "TORM TEKLA" which to be purchased by the Borrower pursuant to the MOA and registered in its ownership under Marshall Islands flag with the name ARISTIDES N.P.;

       "Swap Exposure" means, as at any relevant date the aggregate net amount in Dollars which would be payable by the Borrower to the Lender under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions entered into between the Borrowers and the Lender;

       "Total Loss" means:

       (a) actual, constructive, compromised, agreed or arranged total loss of the Ship;

       (b) any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than the Ship's proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

       (c) any condemnation of the Ship by any tribunal or by any person or person claiming to be a tribunal; and

       (d) any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 45 days redelivered to the full control of the Borrower;

       "Total Loss Date" means:

       (a) in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

       (b) in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

              (i) the date on which a notice of abandonment is given to the insurers; and

              (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

       (c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred; and

       "US GAAP" means generally accepted accounting principles as from time to time in effect in the United States of America.

1.2    Construction of certain terms. In this Agreement:

       "approved" means, for the purposes of Clause 12, approved in writing by the Lender;

       "asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

       "company" includes any partnership, joint venture and unincorporated association;

       "consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

       "contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

       "document" includes a deed; also a letter or fax;

       "excess risks" means, in relation to the Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

       "expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

       "law" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

       "legal  or   administrative   action"  means  any  legal   proceeding  or
       arbitration and any administrative or regulatory action or investigation;

       "liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

       "months" shall be construed in accordance with Clause 1.3;

       "obligatory insurances" means, in relation to the Ship, all insurances effected, or which the Borrower is obliged to effect, under Clause 12 below or any other provision of this Agreement or another Finance Document;

       "parent company" has the meaning given in Clause 1.4;

       "person"  includes any company;  any state,  political  sub-division of a
       state  and  local  or   municipal   authority;   and  any   international
       organisation;

       "policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

       "protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

       "regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

       "subsidiary" has the meaning given in Clause 1.4;

       "successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

       "tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

       "war risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls)(1/11/1995).

1.3 Meaning of "month". A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a) on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b) on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4    Meaning of "subsidiary". A company (S) is a subsidiary of another company
       (P) if:

(a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

       and any company of which S is a subsidiary is a parent company of S.

1.5    General Interpretation.

(a)    In this Agreement:

       (i) references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

       (ii) references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; and

       (iii) words denoting the singular number shall include the plural and vice versa;

(b) Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears; and

(c)    The  clause  headings  shall  not  affect  the   interpretation  of  this
       Agreement.

2      FACILITY

2.1 Amount of facility. Subject to the other provisions of this Agreement, the Lender shall make available to the Borrower a loan facility of up to the lesser of (a) $15,500,000, (b) 66 per cent. of the purchase price of the Ship payable pursuant to the MOA and (c) 66 per cent. of the Market Value of the Ship (determined by the valuation of the Ship referred to at paragraph 7 of Schedule 2, Part A) to be drawn in a single advance.

2.2 Purpose of the Loan. The Borrower undertakes with the Lender to use the Loan only for the purpose stated in the preamble to this Agreement.

3      DRAWDOWN

3.1 Request for the Loan. The Borrower may request the Loan to be advanced by ensuring that the Lender receives the completed Drawdown Notice not later than 11.00 a.m. (London time) 2 Business Days prior to the intended Drawdown Date subject to the Drawdown Date being a Business Day during the Availability Period.

3.2 Drawdown Notice irrevocable. A Drawdown Notice must be signed by a director or a duly authorised attorney-in-fact of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.3 Disbursement of the Loan. Subject to the provisions of this Agreement, the Lender shall on the Drawdown Date advance the Loan to the Borrower; and payment to the Borrower shall be made to the account of the Seller nominated by the Borrower in accordance with the MOA but subject to such conditions or restrictions as the Lender my impose.

3.4 Disbursement of the Loan to third party. The payment by the Lender under Clause 3.3 to the account of the Seller shall constitute the advancing of the Loan and the Borrower shall thereupon become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan.

4      INTEREST

4.1 Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2 Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of the applicable Margin and LIBOR for that Interest Period.

4.3 Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4 Notification of market disruption. The Lender shall promptly notify the Borrower if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5 Suspension of drawdown. If the Lender's notice under Clause 4.4 is served before the Loan is advanced, the Lender's obligation to make the Loan available shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6 Alternative rate of interest. If, after the Loan has been advanced, the Lender is unable to obtain Dollars in the London Interbank Market to fund the Loan (or any part of it) during any Interest Period or adequate and fair means do not exist for ascertaining the rate of interest, the Lender shall set an interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the Margin.

4.7 Calculation of Asset Cover Ratio. The Lender shall calculate the Asset Cover Ratio on each anniversary of the Drawdown Date (each a "Margin Calculation Date") for the purposes of calculating the Margin and shall advise the Borrower in writing, within 10 Business Days of each Margin Calculation Date, of the Margin which will apply for the 12-month period commencing on the relevant Margin Calculation Date Provided that in respect of each Margin Calculation Date other than the first Margin Calculation Date, the Lender shall only be obliged to advise the Borrower of the Margin which will apply for the 12-month period commencing on the relevant Margin Calculation Date if that Margin will be different to the Margin which applied immediately prior to that Margin Calculation Date.

       For the purposes of calculating the Asset Cover Ratio pursuant to this Clause 4.7, the Market Value of the Ship shall be determined no more than 30 days prior to the relevant Margin Calculation Date.

5      INTEREST PERIODS

5.1 Commencement of Interest Periods. The first Interest Period applicable to the Loan shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2 Duration of normal Interest Periods. Subject to Clauses 5.3 and 5.4, each Interest Period shall be:

(a) 3, 6 or 12 months as notified by the Borrower to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b) 3 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a) above; or

(c)    such other period as the Lender may agree with the Borrower.

5.3 Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4 Non-availability of matching deposits for Interest Period selected. If, after the Borrower has selected an Interest Period longer than 6 months, the Lender notifies the Borrower by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

6      DEFAULT INTEREST

6.1 Payment of default interest on overdue amounts. The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrower under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a) the date on which the Finance Documents provide that such amount is due for payment; or

(b) if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c) if such amount has become immediately due and payable under Clause 18.5, the date on which it became immediately due and payable.

6.2 Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 1 per cent. above the Margin plus LIBOR at which deposits in an amount equal to such overdue amount are offered on call or for successive periods of any duration of up to 3 months, as the Lender may determine from time to time.

6.3 Notification of interest periods and default rates. The Lender shall promptly notify the Borrower of each interest rate determined by it under Clause 6.2 and of each period selected by it for the purposes of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender's notification.

6.4 Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.5 Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall be compounded every 3 months.

7      REPAYMENT AND PREPAYMENT

7.1 Amount of repayment instalments. The Borrower shall repay the Loan by 14 consecutive six-monthly instalments of (a) in the case of the first and second instalments (inclusive), in the amount of $1,200,000 each, (b) in the case of the third instalment, in the amount of $1,000,000 and (c) in the case of the fourth to fourteenth instalments (inclusive), in the amount of $825,000 each together with a balloon payment of $3,025,000 (the "Balloon").

7.2 Repayment Dates. The first repayment instalment shall be repaid on the date falling 6 months after the Drawdown Date, each subsequent repayment instalment shall be paid at six-monthly intervals thereafter and the last instalment, together with the Balloon, shall be repaid on the date falling on the earlier of (a) the date falling on the seventh anniversary of the Drawdown Date and (b) 30 September 2013.

7.3 Final Repayment Date. On the final Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4 Voluntary prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

7.5    Conditions for voluntary prepayment. The conditions referred to in Clause
       7.4 are:

(a) that a partial prepayment shall be $250,000 or an integral multiple thereof;

(b) that the Lender has received from the Borrower at least 10 days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c) that the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

7.6 Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7 Mandatory prepayment. Without prejudice to the provisions of Clause 14, the Borrower shall be obliged to prepay the whole of the Loan if the Ship is sold or becomes a Total Loss:

(a) in the case of a sale, on or before the date on which the sale is completed; or

(b) in the case of Total Loss, on the earlier of the date falling 150 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.8 Shareholding and senior executive management of Borrower. If at any time Mr. John Pittas and members of the Pittas family (either directly and/or through companies beneficially owned by the Pittas family and/or trusts or foundations of which the Pittas family are beneficiaries) (i) do not own the necessary shareholding to exercise executive power of the Corporate Guarantor or (ii) are not represented in the senior executive management of the Corporate Guarantor, the Borrower shall promptly advise the Lender of the occurrence of the circumstances referred to in this Clause 7.8. If the Lender does not approve (in its sole and absolute discretion) the change in circumstances which has occurred, the Loan shall be prepaid in full subject to the Lender giving the Borrower and the Corporate Guarantor 60 days prior written notice.

7.9 Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 below or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.10 Application of partial prepayment. Each partial prepayment shall be applied in reducing pro rata each of the repayment instalments specified in Clause 7.1 and the Balloon.

7.11   No reborrowing. No amount prepaid may be reborrowed.

8      CONDITIONS PRECEDENT

8.1 Documents, fees and no default. The Lender's obligation to advance the Loan is subject to the following conditions precedent:

(a) that, on or before the service of the Drawdown Notice, the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers;

(b) that, on the Drawdown Date but prior to the advancing of the Loan, the Lender receives the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers;

(c)    that the Lender has  received  the  management  fee referred to in Clause
       19.1 and has received payment of the expenses referred to in Clause 19.2;

(d)    that both at the date of the Drawdown Notice and at the Drawdown Date:

       (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

       (ii) the representations and warranties in Clause 9.1 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

       (iii) none of the circumstances contemplated by Clause 4.4 has occurred and is continuing;

(e) that, if the ratio set out in Clause 14.1 were applied immediately following the advancing of the Loan, the Lender would not be entitled to oblige the Borrower to provide additional security or prepay part of the Loan under that Clause; and

(f) that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may reasonably request by notice to the Borrower prior to the Drawdown Date.

8.2 Waivers of conditions precedent. If the Lender, at its discretion, permits the Loan to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Lender may specify).

9      REPRESENTATIONS AND WARRANTIES

9.1    General. The Borrower represents and warrants to the Lender as follows.

9.2 Status. The Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

9.3 Share capital and ownership. The Borrower has an authorised share capital of 500 bearer and/or registered shares of no par value each, all of which shares have been issued in bearer form, and the legal title and beneficial ownership of all the shares of the Borrower is held, free of any Security Interest or other claim, by the Corporate Guarantor.

9.4 Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a) to execute the MOA, to purchase and pay for the Ship under the MOA and register the Ship in its name under Marshall Islands flag;

(b)    to execute the Finance Documents to which it is a party; and

(c) to borrow under this Agreement and to make all the payments contemplated by, and to comply with, this Agreement and the other Finance Documents to which it is a party. 9.5 Consents in force. All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6 Legal validity; effective Security Interests. The Finance Documents to which the Borrower is a party do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)    constitute  the   Borrower's   legal,   valid  and  binding   obligations
       enforceable against the Borrower in accordance with their respective terms; and

(b) create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

       subject to any relevant insolvency laws affecting creditors' rights generally.

9.7 No third party Security Interests. Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance
       Document:

(a) the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b) no third party will have any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8 No conflicts. The execution by the Borrower of the Finance Documents and the borrowing of the Loan, and its compliance with each Finance Document will not involve or lead to a contravention of:

(a)    any law or regulation; or

(b)    the constitutional documents of the Borrower; or

(c) any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

9.9 No withholding taxes. All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

9.10 No default. No Event of Default or Potential Event of Default has occurred and is continuing.

9.11 Information. All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

9.12 No litigation. No legal or administrative action involving the Borrower (including action relating to any alleged or actual breach of the ISM Code and the ISPS Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower's financial position or profitability.

9.13 No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described to the Borrower, the Seller or a third party in connection with the purchase by the Borrower of the Ship other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

9.14   Validity and completeness of the MOA.

(a) the copy of the MOA delivered to the Lender before the date of this Agreement is a true and complete copy thereof;

(b) the MOA constitutes valid, binding and enforceable obligations of the parties thereto in accordance with its terms; and

(c) no amendments or additions to the MOA have been agreed nor has any party thereto waived any of its respective rights thereunder.

9.15 Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.12.

9.16 Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to itself, its business or the Ship.

9.17 ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ship will on or prior to the date on which the Ship is delivered to the Borrower pursuant to the MOA be complied with.

10     GENERAL UNDERTAKINGS

10.1 General. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period, except as the Lender may otherwise permit.

10.2   Title; negative pledge. The Borrower will:

(a) hold the legal title to, and own the entire beneficial interest in the Ship, its Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents; and

(b) not create or permit to arise any Security Interest over any other asset, present or future.

10.3 No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a) all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)    any debt payable to it or any other right (present,  future or contingent
       right)  to  receive  a  payment,   including  any  right  to  damages  or
       compensation.

10.4 No other liabilities or obligations to be incurred. The Borrower will not incur any liability or obligation except liabilities and obligations under the MOA and the Finance Documents and liabilities or obligations reasonably incurred in the ordinary course of operating and chartering the Ship.

10.5 Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not, misleading and will not omit any material fact or consideration.

10.6   Provision of financial statements. The Borrower will send to the Lender:

(a) as soon as possible, but in no event later than 90 days after the end of each Financial Year of the Borrower, the audited Accounting Information of the Borrower;

(b) as soon as possible, but in no event later than 90 days after the end of each Financial Year of the Corporate Guarantor, the audited Accounting Information of the Group;

(c) as soon as possible, but in no event later than 50 days after the ed of each financial quarter in each Financial Year of each of the Borrower and the Corporate Guarantor:

       (i)    the unaudited Accounting Information of the Borrower; and

       (ii) the unaudited Accounting Information of the Group, in each case, certified as to its correctness by the chief financial officer of the Corporate Guarantor; and

(d) promptly, when requested, such other financial information and accounts relating to the business, undertaking, assets, liabilities, revenues, financial condition or affairs of any Security Party and such other further general information relating to any Security Party as the Lender from time to time may reasonably require including (without limitation) in relation to the Ship, its Earnings, the Approved Manager and the Corporate Guarantor. .

10.7 Form of financial statements. All Accounting Information delivered under Clause 10.6 will:

(a)    be  prepared  in  accordance   with  all  applicable  laws  and  US  GAAP
       consistently applied and, in the case of audited financial statements, certified as to its correctness by auditors acceptable to the Lender;

(b) give a true and fair view of the state of affairs of the Borrower or the Group (as the case may be) at the date of that Accounting Information and of the profit of the Borrower or, as the case may be, the Group for the period to which that Accounting Information relates; and

(c) fully disclose or provide for all significant liabilities of the Borrower or, as the case may be, of the Group.

10.8 Creditor notices. The Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to all the Borrower's creditors or any class of them.

10.9 Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)    to perform its obligations under any Finance Document;

(b) for the validity or enforceability of any Finance Document to which it is a party;

(c)    for the Borrower to continue to own and operate the Ship,

       and the Borrower will comply with the terms of all such consents.

10.10  Maintenance of Security Interests. The Borrower will:

(a) at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b) without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11 Notification of litigation. The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, any Security Party, either Approved Manager, the Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12 No amendment to MOA. The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce the MOA or any of its provisions without the prior written consent of the Lender.

10.13 Principal place of business. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address [referred to in Clause 27.2(a)]; and will not establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America.

10.14 Confirmation of no default. The Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by 2 directors of the Borrower and which:

(a) states that no Event of Default or Potential Event of Default has occurred; or

(b) states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.15 Notification of default. The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)    the occurrence of an Event of Default or a Potential Event of Default; or

(b) any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

       and  will   thereafter   keep  the  Lender  fully   up-to-date  with  all
       developments.

10.16  Provision  of  further  information.   The  Borrower  will,  as  soon  as
       practicable after receiving the request, provide the Lender with any additional financial or other information relating:

(a) to the Borrower, the Ship, the Approved Manager, the Corporate Guarantor, the Insurances, the Earnings; or

(b)    to any  other  matter  relevant  to,  or to any  provision  of, a Finance
       Document,

       which may be reasonably requested by the Lender at any time.

10.17 Minimum liquidity. At all times during the Security Period, the Borrower will ensure that an amount of not less than $300,000 is standing to the credit of the Operating Account.

11     CORPORATE UNDERTAKINGS

11.1 General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.

11.2 Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of Marshall Islands.

11.3   Negative undertakings. The Borrower will not:

(a) carry on any business other than the ownership, chartering and operation of the Ship; or

(b) pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital Provided that (i) the Borrower may pay in any Financial Year (no more frequently than on a quarterly basis during that Financial Year) dividends in an aggregate amount not exceeding 60 per cent. of the Net Income in that Financial Year if at the relevant time no Event of Default has occurred or is continuing or would result from the payment of such dividend and (ii) with the prior written consent of the Lender ( to be given or withheld in its sole and absolute discretion), the Borrower may pay dividends in any Financial Year in excess of the amount referred to in sub-paragraph (i);

(c) repay any shareholder loans or any other loans advanced to it by any person (or, in either case, any interest thereon), nor make nay loans or advances to any person; or

(d)    provide any form of credit or financial assistance to:

       (i)    a  person  who  is  directly  or  indirectly   interested  in  the
              Borrower's share or loan capital; or

       (ii) any company in or with which such a person is directly or indirectly interested or connected,

       or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length; or

(e) open or maintain any account with any bank or financial institution except the Operating Account and the Retention Account and any other account opened or to be opened with the Lender for the purposes of the Finance Documents; or

(f) issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(g) acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative; or

(h) enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12     INSURANCE

12.1 General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Lender may otherwise permit.

12.2 Maintenance of obligatory insurances. The Borrower shall keep the Ship insured at the expense of the Borrower against:

(a) fire and usual marine risks (including hull and machinery and excess risks);

(b)    war risks;

(c)    protection and indemnity risks (all classes); and

(d) any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the Borrower to insure and which are specified by the Lender by notice to the Borrower.

12.3   Terms  of  obligatory   insurances.   The  Borrower   shall  effect  such
       insurances:

(a)    in Dollars;

(b) in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) the Market Value of the Ship and (ii) 125 per cent. of the aggregate of the Loan and the Swap Exposure and upon such terms as shall from time to time be approved in writing by the Lender;

(c) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and the international marine insurance market for vessels of the same type and age as the Ship;

(d) in relation to protection and indemnity risks, in respect of the full tonnage of the Ship;

(e)    on approved terms; and

(f) through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4 Further protections for the Lender. In addition to the terms set out in Clause 12.3, the Borrower shall procure that the obligatory insurances shall:

(a) whenever the Lender requires name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b) name the Lender as sole loss payee with such directions for payment as the Lender may specify;

(c) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d) provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Lender in respect of any rights or interests (secured or not) held by or available to the Lender in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph
       (d) from making personal claims against persons (other than the Lender, the Borrower or any other Security Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(f) provide that the Lender may make proof of loss if the Borrower fail to do so; and

(g) provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lender, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Lender for 30 days (or 7 days in the case of war risks) after receipt by the Lender of prior written notice from the insurers of such cancellation, change or lapse.

12.5   Renewal of obligatory insurances. The Borrower shall:

(a) at least 14 days before the expiry of any obligatory insurance effected by it:

       (i) notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that insurance and of the proposed terms of renewal; and

       (ii) obtain the Lender's approval to the matters referred to in paragraph (i) above;

(b) at least 7days before the expiry of any obligatory insurance effected by it, renew the insurance in accordance with the Lender's approval pursuant to paragraph (a) above; and

(c) procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6 Copies of policies; letters of undertaking. The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b) they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c) they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d) they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e) they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

12.7 Copies of certificates of entry. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Lender with:

(a)    a certified copy of the certificate of entry for the Ship;

(b) a letter or letters of undertaking in such form as may be required by the Lender; and

(c) where required to be issued under the terms of insurance/indemnity provided by the Borrower's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Borrower in relation to the Ship in accordance with the requirements of such protection and indemnity association; and

(d) a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

12.8 Deposit of original policies. The Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

12.9 Payment of premiums. The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

12.10 Guarantees. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11 Restrictions on employment. The Borrower shall not employ the Ship, nor permit the Ship to be employed, outside the cover provided by any obligatory insurances.

12.12 Compliance with terms of insurances. The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a) the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b) the Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship unless approved by the underwriters of the obligatory insurances;

(c) the Borrower shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d) the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.13 Alteration to terms of insurances. The Borrower shall neither make or agree to any alteration to theterms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.14 Settlement of claims. The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.15 Provision of copies of communications. The Borrower shall provide the Lender, at the time of each such communication, copies of all major written communications between itself and:

(a)    the approved brokers; and

(b)    the approved protection and indemnity and/or war risks associations; and

(c) the approved insurance companies and/or underwriters, which relate directly or indirectly to:

       (i) the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

       (ii) any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.16 Provision of information. In addition, the Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b) effecting, maintaining or renewing any such insurances as are referred to in Clause 12.17 below or dealing with or considering any matters relating to any such insurances,

       and the Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.

12.17 Mortgagee's interest and additional perils insurances. The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest insurance policy and, at the discretion of the Lender,a mortgagee's interest additional perils policy in respect of the Ship, each in such amount and otherwise on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing such insurance or dealing with, or considering, any matter arising out of such insurance.

12.18 Review of insurance requirements. The Lender shall be entitled to review the requirements of this Clause 12 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting the Borrower or the Ship and its insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrower may be subject.) and may appoint insurance consultants in relation to this review at the cost of the Borrower.

12.19  Modification  of  insurance  requirements.  The Lender  shall  notify the
       Borrower of any proposed modification under Clause 12.18 to the requirements of this Clause 12 which the Lender considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 12 and shall bind the Borrower accordingly.

12.20 Compliance with mortgagee's instructions. The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require the Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Borrower implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.19.

13     SHIP COVENANTS

13.1 General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 13 at all times during the Security Period except as the Lender may otherwise permit.

13.2 Ship's name and registration. The Borrower shall keep the Ship registered in its name as a Marshall Islands flag ship at the port of Majuro; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

13.3 Repair and classification. The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)    consistent with first-class ship ownership and management practice;

(b) so as to maintain the Ship's present class (namely, the highest class available for vessels of the same type, age and specification as the Ship with Bureau Veritas) (or the equivalent with another classification society which is a member of the International Association of Classification Societies acceptable to the Lender) free of all overdue recommendations and conditions affecting the Ship's class; and

(c) so as to comply with all laws and regulations applicable to vessels registered at ports in the Marshall Islands or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

13.4 Modification. The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on the Ship which would or might materially alter its structure, type or performance characteristics or materially reduce the Ship's value.

13.5 Removal of parts. The Borrower shall not remove any material part of the Ship, or any item of equipment installed on it, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

13.6 Surveys. The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports.

13.7 Inspection. The Borrower shall permit the Lender (by surveyors or other persons appointed by it for that purpose at the Borrower's expense) to board the Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

13.8 Prevention of and release from arrest. The Borrower shall promptly discharge:

(a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(b) all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(c) all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances,

       and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure the Ship's release by providing bail or otherwise as the circumstances may require.

13.9   Compliance with laws etc. The Borrower shall:

(a) comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower;

(b) not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c) in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Lender has been given and the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Lender may require.

13.10 Provision of information. The Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)    the Ship, its employment, position and engagements;

(b) the Earnings and payments and amounts due to the master and crew of the Ship;

(c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)    any towages and salvages;

(e) its compliance, the Approved Manager's compliance or the compliance of the Ship with the ISM Code and the ISPS Code,

       and, upon the Lender's request, provide copies of any current charter relating to the Ship, of any current charter guarantee and of the ISM Code Documentation and the ISPS Code Documentation in relation to the Ship.

13.11 Notification of certain events. The Borrower shall immediately notify the Lender by fax, confirmed forthwith by letter of:

(a)    any casualty which is or is likely to be or to become a Major Casualty;

(b) any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d) any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)    any intended dry docking of the Ship;

(f) any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g) any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, either of the Approved Managers or otherwise in connection with the Ship; or

(h) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

       and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Borrower's and the Approved Managers' or any other person's response to any of those events or matters.

13.12 Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a)    let the Ship on demise charter for any period;

(b) enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c) enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d) charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(e) appoint a manager of the Ship other than the Approved Manager's or agree to any alteration to the terms of each of the Approved Managers' respective appointments;

(f)    de-activate or lay up that Ship; or

(g) put the Ship into the possession of any person for the purpose of work being done upon the Ship in an amount exceeding or likely to exceed $350,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or its Earnings for the cost of such work or any other reason.

13.13 Notice of Mortgage. The Borrower shall keep the Mortgage registered against the Ship as a valid first priority mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Lender.

13.14 Time Charter Assignment. If the Borrower enters into any Charter (subject to (if applicable) obtaining the consent of the Lender in accordance with Clause 13.12(b)), the Borrower shall, at the request of the Lender, execute in favour of the Lender a Charter Assignment in relation to such Charter, and shall deliver to the Lender such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Part A of Schedule 2 as the Lender may require.

14     SECURITY COVER

14.1 Minimum required security cover. Clause 14.2 applies if the Lender notifies the Borrower that:

(a)    the Market Value of the Ship; plus

(b) the net realisable value of any additional security previously provided under this Clause 14,

       is below 125 per cent. of the aggregate of the Loan and the Swap Exposure less any monies at any relevant time standing to the credit of the Retention Account which have been transferred to that account pursuant to Clause 17.2(a).

14.2 Provision of additional security cover; prepayment of Loan. The Borrower undertakes with the Lender that, if the Lender notifies the Borrower that the aggregate of:

(a)    the Market Value; plus

(b) the net realisable value of any additional security previously provided under this Clause 14,

       is below 125 per cent. of the aggregate of the Loan and the Swap Exposure less any monies at any relevant time standing to the credit of the Retention Account which have been transferred to that account pursuant to Clause 17.2(a), the Borrower will, within 1 month after the date on which the Lender's notice is served, either:

       (i) provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and which, if it consists of or includes a Security Interest, covers such asset or assets and is documented in such terms as the Lender may approve or require; or

       (ii) prepay in accordance with Clause 7 such part (at least) of the Loan as will eliminate the shortfall.

14.3 Meaning of additional security. In Clause 14.2 "security" means a Security Interest over an asset or assets (whether securing the Borrower's liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrower's liabilities under the Finance Documents.

14.4 Requirement for additional documents. The Borrower shall not be deemed to have complied with sub-paragraph (i) of Clause 14.2 above until the Lender has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 3, 4 and 5 of
       Schedule 2, Part A below and such legal opinions in terms acceptable to the Lender from such lawyers as it may select.

14.5 Valuation of Ship. The Market Value of the Ship at any date is that shown by the valuation prepared:

(a)    as at a date not more than 14 days previously;

(b) by one independent sale and purchase shipbroker which the Lender has approved or appointed for the purpose;

(c) with or without physical inspection of the Ship (as the Lender may require);

(d) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer (after taking account of any charter or any other contract of employment in respect of the Ship the unexpired term of which is longer than 6 months); and

(e) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

14.6 Valuation of additional security. The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.5.

14.7 Valuations binding. Any valuation under Clause 14.2, 14.5 or 14.6 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of a security which does not consist of or include a Security Interest.

14.8 Provision of information. The Borrower shall promptly provide the Lender and any shipbroker or expert acting under Clause 14.5 or 14.6 with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) consider prudent.

14.9 Payment of valuation expenses. Without prejudice to the generality of the Borrower's obligations under Clauses 19.3 and 20.3, the Borrower shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause.

14.10 Application of prepayment. Clause 7 shall apply in relation to any prepayment pursuant to Clause 14.2(b).

15     PAYMENTS AND CALCULATIONS

15.1 Currency and method of payments. All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)    by not later than 11.00 a.m. (London time) on the due date;

(b) in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c) to the account of the Lender at Calyon Americas New York, Building 130, Avenue of the Americas, NY 1019, New York (Account No 0100383000100; Swift Code CRLYUS33) or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

15.2 Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)    the due date shall be extended to the next succeeding Business Day; or

(b) if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

       and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3 Basis for calculation of periodic payments. All interest and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4 Lender accounts. The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

15.5   Accounts prima facie evidence.  If the account  maintained  under Clauses
       15.4 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

16     APPLICATION OF RECEIPTS

16.1 Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

       FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them) in the following order of application and/or proportions:

(a) first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at (b) and (c) below (including, but without limitation, all amounts payable by the Borrower under Clause 19, 20 and 21 of this Agreement or by the Borrower or any other Security Party under any corresponding or similar provision in any other Finance Document);

(b) secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender under the Finance Documents; and

(c)    thirdly, in or towards satisfaction of the Loan;

       SECONDLY: (if at the relevant time an Event of Default or Potential Event of Default has occurred) in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause; and

       THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

16.2 Variation of order of application. The Lender may, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3 Notice of variation of order of application. The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4 Appropriation rights overridden. This Clause 16 and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

17     APPLICATION OF EARNINGS

17.1 Payment of Earnings. The Borrower undertakes with the Lender to ensure that, throughout the Security Period (subject only to the provisions of this Agreement and the General Assignment) all the Earnings of the Ship are paid to the Operating Account.

17.2 Monthly retentions. The Borrower undertakes with the Lender to ensure that, in each calendar month of the Security Period after the Drawdown Notice is served, on such dates as the Lender may from time to time specify, there is transferred to the Retention Account out of the Earnings received in the Operating Account during the preceding calendar month:

(a) one-sixth of the amount of the repayment instalment falling due under Clause 7 on the next Repayment Date; and

(b) the relevant fraction of the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest under this Agreement.

       The "relevant fraction" is a fraction of which the numerator is one and the denominator the number of months comprised in the then current Interest Period (or, if the current Interest Period ends after the next date for payment of interest under this Agreement, the number of months from the later of the commencement of the current Interest Period and the last due date for payment of interest to the next date for payment of interest under this Agreement).

17.3 Shortfall in Earnings. If the aggregate Earnings received in the Operating Account are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 17.2, the Borrower shall make up the amount of the insufficiency on demand from the Lender; but, without thereby prejudicing the Lender's right to make such demand at any time, the Lender may permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 17.2 from the Earnings received in the next or subsequent months.

17.4 Application of retentions. Until an Event of Default or a Potential Event of Default occurs, the Lender shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply in accordance with Clause 15.1 so much of the balance on the Retention Account as equals:

(a)    the repayment instalment due on that Repayment Date; or

(b)    the amount of interest payable on that interest payment date,

       in discharge of the Borrower's liability for that repayment instalment or that interest.

17.5 Interest accrued on the Operating Account and the Retention Account. Any credit balance on both the Operating Account and the Retention Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain on the Operating Account and the Retention Account.

17.6 Release of accrued interest. Interest accruing under Clause 17.5 shall be released to the Borrower on each Repayment Date unless an Event of Default or a Potential Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 17.2 (and Clause 17.3, if applicable) been transferred in that and each previous month.

17.7   Location of accounts. The Borrower shall promptly:

(a) comply with any requirement of the Lender as to the location or re-location of the Operating Account and the Retention Account (or either of them); and

(b) execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Account and the Retention Account.

17.8 Debits for expenses etc. The Lender shall be entitled (but not obliged) from time to time to debit the Operating Account without prior notice in order to discharge any amount due and payable to it under Clause 19 or 20 or payment of which it has become entitled to demand under Clause 19 or 20.

17.9 Borrower's obligations unaffected. The provisions of this Clause 17 (as distinct from a distribution effected under Clause 17.4) do not affect:

(a) the liability of the Borrower to make payments of principal and interest on the due dates; or

(b) any other liability or obligation of the Borrower or any Security Party under any Finance Document.

18     EVENTS OF DEFAULT

18.1   Events of Default. An Event of Default occurs if:

(a) the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)    any breach occurs of Clause 8.2, 10.2, 10.3,  10.16,  11.2, 11.3 or 14.1;
       or

(c) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b) above) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy the same; or

(d) (subject to any applicable grace period specified in any Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach caused by paragraph
       (a), (b) or (c) above); or

(e) any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f) any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

       (i) any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

       (ii) any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

       (iii) a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

       (iv) any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

       (v) any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)    any of the following occurs in relation to a Relevant Person:

       (i) a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

       (ii) any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $500,000 or more or the equivalent in another currency; or

       (iii) any administrative or other receiver is appointed over any asset of a Relevant Person; or

       (iv) a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

       (v) a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

       (vi) a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

       (vii) any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs
              (iii), (iv), (v) or (vi) above; or

       (viii) in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or

(h) the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)    it becomes unlawful in any Pertinent Jurisdiction or impossible:

       (i) for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

       (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j) any consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document or the MOA is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k) it appears to the Lender that, without its prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ultimate beneficial ownership of any of the shares in the Borrower or the Approved Manager or in the ultimate control of the voting rights attaching to any of those shares; or

(l) any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m) the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n) the Ship ceases to be managed by the Approved Manager on the terms of the Management Agreement, unless prior to such cessation, the Borrower has appointed a substitute manager or managers acceptable to the Lender in all respects; or

(o) an Event of Default (as defined in Section 14 of the Master Agreement) occurs;

(p) the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or

(q) any other event occurs or any other circumstances arise or develop including, without limitation:

       (i) a change in the financial position, state of affairs or prospects of the Borrower, the Approved Manager or the Corporate Guarantor; or

       (ii) any accident or other event involving the Ship or another vessel owned, chartered or operated by a Relevant Person,

       in the light of which the Lender reasonably considers that there is a significant risk that any of the Borrower, the Approved Manager or the Corporate Guarantor is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

18.2 Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a) serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(b) serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c) take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii) above, the Lender is entitled to take under any Finance Document or any applicable law.

18.3 Existing rights unaffected. The Lender shall not be obliged to exercise any of its rights under Clause 18.2; and those rights shall be without prejudice and in addition to any other right or remedy to which the Lender is entitled (whether under the general law or any document).

18.4 Termination of Loan. On the service of a notice under paragraph (a) of Clause 18.2 all other obligations of the Lender to the Borrower under this Agreement, shall terminate.

18.5 Acceleration of Loan. On the service of a notice under paragraph (b) of Clause 18.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.6 Multiple notices; action without notice. The Lender may serve notices under paragraphs (a) and (b) of Clause 18.2 simultaneously or on different dates and it may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.7 Exclusion of Lender liability. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been by the gross negligence or the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.8 Relevant Persons. In this Clause 18 "a Relevant Person" means the Borrower and the Corporate Guarantor.

18.9 Interpretation. In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) "petition" includes an application.

19     FEES AND EXPENSES

19.1 Management fee. The Borrower shall pay to the Lender a non-refundable management fee of $60,000 on the earlier of (i) the Drawdown Date and
       (ii) the last day of the Availability Period.

19.2 Costs of negotiation, preparation etc. The Borrower shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3 Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a) any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b) any consent or waiver by the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c) the valuation of any security provided or offered under Clause 14 or any other matter relating to such security; or

(d) any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

       There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4 Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

19.5 Certification of amounts. A notice which is signed by two officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20     INDEMNITIES

20.1 Indemnities regarding borrowing and repayment of Loan. The Borrower shall fully indemnify the Lender on its demand in respect of all expenses, liabilities and losses which are incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a) the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b) the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c) any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6);

(d) the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18,

       and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2 Breakage costs. Without limiting its generality, Clause 20.1 covers any liability, expense or loss, incurred by the Lender:

(a) in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b) in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3 Miscellaneous indemnities. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind ("liability items") which may be made or brought against, or incurred by, the Lender, in any country, in relation to:

(a) any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document; and

(b) any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document, other than liability items which are shown to have been caused by the gross and culpable negligence or the wilful misconduct of the Lender's own officers or employees.

20.4 Environmental indemnity. Without prejudice to its generality, Clause 20.3 covers any liability items which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Law.

20.5   Currency  indemnity.  If any sum due from the  Borrower  or any  Security
       Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a) making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)    obtaining an order or judgment from any court or other tribunal; or

(c)    enforcing any such order or judgment,

       the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

       In this Clause 20.5, the "available rate of exchange" means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

       This Clause 20.5 creates a separate liability of the Borrower which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.6 Certification of amounts. A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21     NO SET-OFF OR TAX DEDUCTION

21.1 No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)    without any form of set-off, cross-claim or condition; and

(b) free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

21.2 Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a) the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b) the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c) the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3 Evidence of payment of taxes. Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4 Exclusion of tax on overall net income. In this Clause 21 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

22     ILLEGALITY, ETC

22.1 Illegality. This Clause 22 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a) unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)    contrary to, or inconsistent with, any regulation,

       for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2 Notification and effect of illegality. On the Lender notifying the Borrower under Clause 22.1, the Lender's obligation to make the Loan available shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

22.3 Mitigation. If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)    have  an  adverse  effect  on  its  business,   operations  or  financial
       condition; or

(b) involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c) involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23     INCREASED COSTS

23.1 Increased costs. This Clause 23 applies if the Lender notifies the Borrower that it considers that as a result of:

(a) the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b) complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, is that the Lender (or a parent company of it) has incurred or will incur an "increased cost", that is to say:

       (i) an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

       (ii) a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital; or

       (iii) an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

       (iv) a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement,

       but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

       For the purposes of this Clause 23.1 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

23.2 Payment of increased costs. The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate it for the increased cost.

23.3 Notice of prepayment. If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.2, the Borrower may give the Lender not less than 14 days' notice of their intention to prepay the Loan at the end of an Interest Period.

23.4 Prepayment. A notice under Clause 23.3 shall be irrevocable; and on the date specified in the Borrower's notice of intended prepayment, the Loan shall terminate and the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

23.5 Application of prepayment. Clause 7 shall apply in relation to the prepayment.

24     SET-OFF

24.1   Application of credit balances. The Lender may without prior notice:

(a) apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)    for that purpose:

       (i) break, or alter the maturity of, all or any part of a deposit of the Borrower;

       (ii) convert or translate all or any part of a deposit or other credit balance into Dollars; and

       (iii) enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2 Existing rights unaffected. The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3 No Security Interest. This Clause 24 give the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

25     TRANSFERS AND CHANGES IN LENDING OFFICE

25.1   Transfer by Borrower.  The  Borrower may not,  without the consent of the
       Lender:

(a)    transfer any of its rights or obligations under any Finance Document; or

(b) enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

25.2 Assignment by Lender. The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents without the consent of the Borrower.

25.3 Rights of assignee. In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4 Sub-participation; subrogation assignment. The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5 Disclosure of information. The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6 Change of lending office. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)    the date on which the Borrower receives the notice; and

(b) the date, if any, specified in the notice as the date on which the change will come into effect.

26     VARIATIONS AND WAIVERS

26.1 Variations, waivers etc. by Lender. A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2 Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)    a provision of this Agreement or another Finance Document; or

(b)    an Event of Default; or

(c) a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d) any right or remedy conferred by any Finance Document or by the general law,

       and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27     NOTICES

27.1 General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

       27.2   Addresses for communications. A notice shall be sent:

       (a)    to the Borrower:            Eurobulk S.A.
                                          Aethrion Center
                                          40, Ag. Konstantinou Street
                                          Maroussi
                                          Athens 151 24
                                          Greece

                                          Fax No: +30 210 610 5111

       (b)    to the Lender:              9 Quai du President Paul Doumer
                                          92400 Courbevoie
                                          La Defense, Paris
                                          France

                                          Fax No: +331 4189 2987
                                          Attn: Shipping Department

       or to such other address as the relevant party may notify the other.

27.3   Effective date of notices. Subject to Clauses 27.4 and 27.5:

(a) a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b) a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4 Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)    on a day which is not a business day in the place of receipt; or

(b)    on such a business day, but after 5 p.m. local time,

       the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5 Illegible notices. Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6 English language. Any notice under or in connection with a Finance Document shall be in English.

27.7 Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.8   Meaning  of  "notice".  In this  Clause  "notice"  includes  any  demand,
       consent,   authorisation,   approval,   instruction,   waiver   or  other
       communication.

28     SUPPLEMENTAL

28.1 Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to the Lender are:

(a)    cumulative;

(b)    may be exercised as often as appears expedient; and

(c) shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2 Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

28.3 Counterparts. A Finance Document may be executed in any number of counterparts.

28.4 Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29     LAW AND JURISDICTION

29.1 English law. This Agreement shall be governed by, and construed in accordance with, English law.

29.2 Exclusive English jurisdiction. Subject to Clause 29.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

29.3 Choice of forum for the exclusive benefit of the Lender. Clause 29.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a) to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England. The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

29.4 Process agent. The Borrower irrevocably appoints HTD Services Limited at their office for the time being, presently at Irongate House, Duke's Place, London EC3A 7LP, England, to act as its agent to receive and accept on its behalf any process or other document relating to any
       proceedings   in  the  English  courts  which  are  connected  with  this
       Agreement.

29.5 Lender's rights unaffected. Nothing in this Clause 29 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6   Meaning  of  "proceedings".   In  this  Clause  29,  "proceedings"  means
       proceedings of any kind, including an application for a provisional or protective measure.

AS WITNESS the hands of the duly authorised officers or attorneys of the parties the day and year first before written.

                                   SCHEDULE 1

                                 DRAWDOWN NOTICE



To:    Calyon
       9 Quai du President Paul Doumer
       92400 Courbevoie
       La Defense
       Paris
       France

Attention: Shipping Department                                      August 2006

                                 DRAWDOWN NOTICE

1 We refer to the loan agreement (the "Loan Agreement") dated August 2006 and made between us, as Borrower, and you, as Lender, in connection with a facility of up to US$15,500,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2      We request to borrow as follows:

(a)    Amount: US$[o];

(b)    Drawdown Date: [ ] August 2006;

(c)    Duration of the first Interest Period shall be [ ] months;

(d) Payment instructions : account in our name and numbered [ ] with [ ] of [ ].

3      We represent and warrant that:

(a) the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b) no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4      This notice cannot be revoked without the prior consent of the Lender.



                      .....................................

                                    Director
                              for and on behalf of
                             PROSPERO MARITIME INC.

                                   SCHEDULE 2

                          CONDITION PRECEDENT DOCUMENTS

                                     Part A

The following are the documents referred to in Clause 8.1(a).

1 A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2 Copies of the certificate of incorporation and constitutional documents of each of the Borrower and the Corporate Guarantor.

3 Copies of resolutions of the shareholders and directors of the Borrower and the Corporate Guarantor authorising the execution of each of the Finance Documents to which the Borrower or the Corporate Guarantor is a party and, in the case of the Borrower, authorising named officers or attorneys-in-fact to give the Drawdown Notice and other notices under this Agreement and ratifying the execution of the MOA.

4 The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or the Corporate Guarantor.

5 Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document and the MOA.

6 The originals of any mandates or other documents required in connection with the opening or operation of the Operating Account and the Retention Account.

7 A valuation of the Ship, addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Drawdown Date, from an independent London sale and purchase shipbroker selected by the Lender.

8 A copy of the MOA (and any addenda thereto) duly signed by the parties thereto in such form satisfactory to the Lender.

9 Such documentation evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Seller of the MOA and all the documents to be delivered by the Seller pursuant to the MOA.

10 Documentary evidence that the agent for service of process named in Clause 29 has accepted its appointment.

11 Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of Marshall Islands and such other relevant jurisdictions as the Lender may require.

12 If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.


                                     PART B

The following are the documents referred to in Clause 8.1(b).

1 A duly executed original of the Mortgage, the General Assignment and the Charter Assignment in respect of the Charter (and of each document required to be delivered under each such Finance Document).

2      Documentary evidence that:

(a) the Ship has been unconditionally delivered by the Seller to, and accepted by, the Borrower under the MOA, and the full purchase price payable under the MOA (in addition to the part to be financed by the Loan) has been duly paid;

(b) the Ship is definitively and permanently registered in the name of the Borrower under Marshall Islands flag;

(c) the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(d) the Ship maintains the highest classification available for vessels of the same age, type and specification as the Ship with [o] free of all recommendations and conditions of such classification society affecting class;

(e) the Mortgage has been duly registered against the Ship as a valid first preferred Marshall Islands ship mortgage in accordance with the laws of the Republic of the Marshall Islands; and

(f) the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3 Documents establishing that the Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)    the Manager's Undertaking;

(b)    a copy of the Management Agreement;

(c) copies of the Approved Manager's Document of Compliance and the Safety Management Certificate for the Ship; and

(d)    copies of the ISPS Code Documentation in respect of the Ship.

4 A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the Lender may require.

       Each copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower and the Approved Managers where relevant.

                                 EXECUTION PAGE


THE BORROWER


SIGNED by                                 )
                                          )
for and on behalf of                      )
PROSPERO MARITIME INC.                    )
in the presence of:                       )







THE LENDER


SIGNED by                                 )
                                          )
attorney-in-fact                          )
for and on behalf of                      )
CALYON                                    )
in the presence of:                       )








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